CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the amendment to the Annual Report of CanWest Media Inc. (the “Company”) on Form 20-F/A for the period ending August 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Leonard Asper, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Leonard Asper

Leonard Asper
President and Chief Executive Officer
June 18, 2003

A signed original of this written statement required by Section 906 has been provided to CanWest Media Inc. and will be retained by CanWest Media Inc. and furnished to the Securities and Exchange Commission or its staff upon request.